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                                                                EXHIBIT 99(d)(7)
                                                                draft 11/26/02

                               GUARANTEE AGREEMENT

            GUARANTEE AGREEMENT dated as of November 29, 2002 made by FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (the "Guarantor"), in favor of THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND ("Lender"). As used herein, "Note" shall mean that certain $16,000,000 (principal amount) promissory note to be executed in December 2002 by FIRSTCITY CONSUMER LENDING CORPORATION, a Texas corporation ("Borrower" or "CLC") in favor of Lender, as such note may be amended, supplemented, restated, extended or otherwise modified from time to time.

                               W I T N E S S E T H

            WHEREAS, Lender has lent or is expected to soon lend $16,000,000 to Borrower, said loan (the "Loan") to be evidenced by the Note;

            WHEREAS, Guarantor owns all of the capital stock of Borrower;

            WHEREAS, Lender has advised Borrower and Guarantor that it will not make the Loan unless (among other conditions) Guarantor enters into this Guarantee Agreement; and

            WHEREAS, all terms defined in the Note and used herein shall have the meanings therein defined, except where the context otherwise requires;

            NOW, THEREFORE, in consideration of the mutual promises herein contained and to induce Lender to make the Loan to Borrower, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

      1. Guarantee. (a) Guarantor unconditionally and irrevocably guarantees to Lender the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of any and all of Borrower's present and future indebtedness and obligations, mature or contingent, in connection with the Loan, including (without limitation) all principal of the Loan and all interest which may be payable on the Loan prior to or during the pendency of any insolvency or similar proceeding with respect to Borrower. All such indebtedness and obligations are referred to in this Guarantee Agreement as the "Indebtedness" and will be payable by Guarantor to Lender at 565 Fifth Avenue, New York, New York, or at such other payment office as Lender may notify Guarantor of in writing, in United States dollars, immediately on demand in the event of any default of Borrower with respect to the Indebtedness or any part thereof, without setoff or counterclaim. If Lender is prevented by law from accelerating any of the Indebtedness in accordance with the terms of any agreement or instrument governing same, Lender shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sum which would have otherwise been due had such acceleration occurred.

      (b) Notwithstanding anything to the contrary contained in this Guarantee Agreement (including without limitation Section 11 above): Subject to the provisions of the following sentence, Guarantor is not and shall not become personally liable for the payment under this Guarantee Agreement or the Pledge Agreement of the principal, interest or any other amount due under the Note nor shall any monetary judgment be sought or secured against Guarantor with respect thereto, it being the intention of Lender and Guarantor that (except as set forth in the next sentence) the only recourse of Lender against Guarantor under this Guarantee Agreement and the other Loan Documents to which Guarantor is a party in the
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satisfaction of the principal of the Note and such interest and other amounts payable thereunder and hereunder shall be against the Collateral as to which Guarantor is the debtor. The foregoing provisions shall not relieve Guarantor for any personal liability for (w) costs and expenses payable pursuant to
Section 11 hereof if the enforcement of this Guarantee Agreement or judicial or non-judicial foreclosure proceedings with respect to any of the Collateral is challenged or opposed by Borrower, Guarantor or any Person acting on behalf of either, (x) any Enforcement Expenses incurred after the maturity of the Note (by acceleration or otherwise) if the enforcement of the Note or judicial or non-judicial foreclosure proceedings with respect to the Collateral is challenged or opposed by Borrower, Guarantor or any Person acting on behalf of either, (y) any Specified Expenses, or (z) any damages the holder of the Note may incur as a direct result of (i) any fraud by any Loan Party relating to any of the Collateral or any of the transactions contemplated by any of the Executed Documents, (ii) the misapplication of any funds that may come into any Loan Party's possession or control that arise from a Transfer of any of the Collateral or which constitute funds required to be paid to Lender pursuant to Section [1.6] of the Note, (iii) any breach of any representation or warranty contained in Section [4.1-4.6] (inclusive) or Section [4.9-4.12] (inclusive) of the Note or Section 4 of this Guarantee Agreement which has not been cured to Lender's satisfaction within 30 days after the earlier of the date on which (A) Lender gives Borrower (Guarantor, in the case of Section 4 of this Guarantee Agreement) notice thereof or (B) a Loan Party, or an officer of a Loan Party, obtains actual knowledge thereof, or (iv) any breach of any covenant contained in Section [5.4] or Section [6.2] of the Note.

      2. Rights of Lender. Guarantor authorizes Lender at any time in its discretion (subject only to the consent of Borrower in accordance with the terms of the Note) to alter any of the terms of the Indebtedness, to take and hold any security for the Indebtedness and to accept additional or substituted security, to subordinate, compromise or release any security, to release Borrower or any other party of its liability for all or any part of the Indebtedness, to release, substitute or add any one or more guarantors or endorsers, and to assign this Guarantee Agreement in whole or in part. Any modifications, renewals and extensions of the Indebtedness may be made at any time by Lender, before or after any termination of this Guarantee Agreement, and Guarantor shall be fully liable for any such modifications, renewals or extensions. Lender may take any of the foregoing actions upon any terms and conditions as Lender may elect, without giving notice to Guarantor or obtaining the consent of Guarantor and without affecting the liability of Guarantor to Lender.

      3. Independent Obligations. (a) This Guarantee Agreement is a guarantee of payment rather than a guarantee of collection. Guarantor's obligations under this Guarantee Agreement are independent of those of Borrower and any other guarantee of the Indebtedness of Borrower. Subject to the provisions of Section 1(b) hereof, (i) Lender may bring a separate action against Guarantor without first proceeding against Borrower or any other person or any security held by Lender and without pursuing any other remedy, and (ii) Lender's rights under this Guarantee Agreement will not be exhausted by any action or inaction by Lender until all of the Indebtedness has been indefeasibly paid in full. Any statute of limitations which is tolled as to Borrower by reason of any payment by Borrower or other circumstance shall operate to toll the statute of limitations as to Guarantor.

      (b) Subject to the provisions of Section 1(b) hereof, the liability of Guarantor hereunder is not affected or impaired by any direction or application of payment by Borrower or any other Loan Party, or by any other guarantee or undertaking of Guarantor or any other party as to the Indebtedness, by any payment on, or in reduction of, any such other guarantee or undertaking, by the termination, revocation or release of any obligations hereunder or of any other guarantor, or by any payment made to Lender on the Indebtedness which Lender repays to Borrower or any other guarantor or other person or entity pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, or any other fact or circumstance which would excuse the obligation of a guarantor or surety, and Guarantor waives any right to the deferral or modification of Guarantor's obligations hereunder by

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reason of any such proceeding, fact or circumstance. Subject to the provisions of Section 1(b) hereof, this Guarantee shall continue to be effective in accordance with its terms, or be reinstated, as the case may be, if at any time payment, or any part thereof, of or with respect to any of the Indebtedness is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any other payor thereof, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any other payor thereof or any substantial part of its property, or otherwise, all as though such payments had not been made.

      4. Representations and Warranties. Guarantor represents, warrants and agrees (which representations, warranties and agreements shall survive Guarantor's execution of this Guarantee Agreement) that:

      (a) This Guarantee Agreement is in proper legal form under the laws of Guarantor's jurisdiction of incorporation and principal location for enforcement thereof against Guarantor in the courts of any such jurisdiction. In any legal action upon this Guarantee Agreement in any such jurisdiction, the choice of law set forth in Section 14 hereof would be given effect by the courts of such jurisdiction.

      (b) Guarantor owns, directly or indirectly, all of the outstanding capital stock of Borrower.

      5. Covenants. So long as this Guarantee Agreement shall be in effect or any obligations shall remain outstanding hereunder, Guarantor agrees to comply with each of the following covenants, unless Lender should otherwise consent in writing:

      (a) Guarantor will furnish to Lender promptly upon becoming available, copies of its annual audited and quarterly unaudited financial statements and such other information, reports, notices or statements as Lender may reasonably request from time to time.

      (b) Guarantor will not wind up, liquidate or dissolve its affairs.

      (c) Guarantor will not take any action which would prevent or interfere with the performance by Borrower of any of the covenants, agreements, or obligations of Borrower contained in any agreements or instruments governing or securing the Indebtedness and shall take or cause to be taken all appropriate action to enable Borrower to perform any such covenants, agreements and obligations.

      6. Waivers of Defenses. Guarantor waives, to the fullest extent permitted by law: (a) all statutes of limitation as to the Indebtedness, this Guarantee Agreement or otherwise as a defense to any action brought against Guarantor by Lender; (b) any defense based upon any legal disability of Borrower or any discharge or limitation of the liability of Borrower to Lender, whether consensual or arising by operation of law or any bankruptcy, insolvency, or debtor-relief proceeding, or from any other cause; (c) presentment, demand, protest and notice of any kind; (d) any defense based upon or arising out of any defense which Borrower may have to the payment or performance of any part of the Indebtedness; (e) any defense based upon any disbursements by Lender to Borrower pursuant to any agreements or instruments governing or securing the Indebtedness whether same be deemed an additional advance or be deemed to be paid out of any special interest or other fund accounts, as constituting unauthorized payments hereunder or amounts not guaranteed by this Guarantee Agreement; (f) all rights to participate in any security held by Lender for the Indebtedness; (g) irregularity or unenforceability of any agreement or instrument representing or governing or securing the Indebtedness; (h) any request that Lender be diligent or prompt in making demands hereunder or under any agreement or instrument representing or governing or securing the Indebtedness; and (i) any other defense in law or equity (other than the defense that the

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Indebtedness has been indefeasibly paid in full or that a demanded payment is not payable by virtue of Section 1(b) hereof), until the Indebtedness has been indefeasibly paid in full.

      7. Borrower's Authority and Financial Condition. It is not necessary for Lender to inquire into the capacity or powers of Borrower or the officers, directors, partners or agents acting or purporting to act on Borrower's behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. Guarantor assumes full responsibility for keeping fully informed of the financial condition of Borrower and all other circumstances affecting Borrower's ability to perform its obligations to Lender, and agrees that Lender will not have any duty to report to Guarantor any information which Lender receives about Borrower's financial condition or any circumstances bearing on its ability to perform, and expressly waives any right to receive such information and any defense based upon failure to receive such information.

      8. Waiver of Subrogation Until Indebtedness Paid. Irrespective of any payment by the Guarantor to Lender pursuant to this Guaranty Agreement, the Guarantor will not be subrogated in place of and to the claims and demands of Lender nor will the Guarantor have any right to participate in any security or lien now or hereafter held by or on behalf of Lender until the final indefeasible payment and satisfaction of all claims and demands due to Lender hereunder.

      9. Right of Setoff. In addition to all rights of setoff or lien against any moneys, securities or other property of Guarantor given to Lender by law, during the existence of any default under any agreement or instrument governing any of the Indebtedness or under this Guarantee Agreement, Lender is authorized at any time and from time to time, without notice to Guarantor or to any other person or entity, any such notice being hereby expressly waived, to set-off (and may thereafter apply) any and all general deposits and any other indebtedness at any time held or owing by Lender to or for the credit or the account of Guarantor against and on account of the obligations of Guarantor under this Guarantee Agreement, irrespective of whether or not Lender shall have made any demand hereunder or any demand for payment of any Indebtedness and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The provisions of this Section 9 shall not apply to any obligations which are otherwise non-recourse to Guarantor pursuant to Section 1(b) hereof.

      10. Default. Lender may declare Guarantor in default under this Guarantee Agreement, and (subject to Section 1(b) hereof) may exercise all of its rights hereunder and demand payment of the aggregate outstanding principal amount of all Indebtedness, if Guarantor fails to perform any of its obligations under this Guarantee Agreement or if Guarantor becomes the subject of any bankruptcy, insolvency, arrangement, reorganization, moratorium, or other debtor-relief proceeding under any law, whether now existing or hereafter enacted, or upon the appointment of a receiver for, or the attachment, restraint of or making or levying of any order of court or legal process affecting, the property of Guarantor.

      11. Costs and Expenses. In addition to the amounts guaranteed hereunder, Guarantor agrees to pay Lender's reasonable out-of-pocket costs and expenses, including but not limited to legal fees and disbursements, incurred in any effort to collect or enforce any of the Indebtedness or this Guarantee Agreement, whether or not any lawsuit is filed. Until paid to Lender, such sums (and any other amounts payable under this Guarantee Agreement that are not paid when due) will bear interest at the Past-Due Rate; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount. Interest accrued hereunder pursuant to this paragraph shall be payable on demand and shall be calculated on the basis of the actual number of days elapsed and a 360-day year.

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      12. Delay; Cumulative Remedies. No delay or failure by Lender to exercise any right or remedy against, or to require performance by, Borrower or Guarantor or any other party shall be construed as a waiver of that right, remedy or requirement, and all such powers of Lender shall remain in full force and effect, until specifically waived or released by an instrument in writing executed by Lender. All remedies of Lender against Borrower and Guarantor are cumulative.

      13. Subordination. Guarantor agrees that any and all indebtedness or claims it may have against Borrower in connection with this Guarantee Agreement or the Indebtedness will be subordinate to the claims of Lender under this Guarantee Agreement and all Indebtedness guaranteed hereby, and that Guarantor will not assert any such claim against Borrower until (subject to Section 1(b) hereof) all Indebtedness to Lender has been completely satisfied hereunder.

      14. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

      15. Jurisdiction. Guarantor hereby agrees that ANY LEGAL ACTION OR PROCEEDING AGAINST GUARANTOR WITH RESPECT TO THIS GUARANTEE AGREEMENT OR ANY OTHER AGREEMENTS OR DOCUMENTS CONTEMPLATED HEREBY OR REFERRED TO HEREIN MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS GUARANTEE AGREEMENT GUARANTOR ACCEPTS AND CONSENTS FOR ITSELF AND IN RESPECT TO ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE, unless waived by Lender in writing, with respect to any action or proceeding brought by it against Lender and any questions relating to usury, and further consents (to the extent permitted by Applicable Law) to the service of process in any such action or proceeding being made upon Guarantor by registered or certified mail or by Federal Express (or other similar overnight courier service) at the address stated alongside its name on the signature page hereof or at such other address as Lender is notified of in accordance with Section 18 hereof. Guarantor hereby waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall limit the right of Lender to bring proceedings against Guarantor in the courts of any other competent jurisdiction. Nothing herein shall affect the right of Lender to serve process in any other manner permitted by law.

      16. Severability. If any one or more of the provisions contained in this Guarantee Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

      17. Amount of Payments. All payments hereunder shall be made in freely transferable U.S. dollars and in immediately available funds without setoff or counterclaim and in such amounts as may be necessary in order that all such payments (after (i) withholdings for or on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (other than such taxes referred to in clause (ii) below) on or measured by the net income of Lender pursuant to the income tax laws of the jurisdiction where Lender's principal or lending office or offices are located (collectively, the "Taxes") and (ii) deduction of an amount equal to any taxes on or measured by such net income payable by Lender with respect to the amount by which the payments required to be made by this paragraph exceed the

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amount otherwise specified to be paid under this Guarantee Agreement) shall not be less than the amounts otherwise specified to be paid under this Guarantee Agreement. A certificate of Lender as to additional amounts due under this paragraph shall, absent manifest error, be final, conclusive and binding on Guarantor. With respect to each deduction or withholding for or on account of any Taxes, Guarantor promptly furnish to Lender such certificates, receipts and other documents as may be required (in the judgment of Lender) to establish any tax credit to which Lender may be entitled.

      18. Notices. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service, or when deposited in the mails (by registered or certified mail, return receipt requested), postage prepaid, or in the case of telex, telegraphic, telecopier or cable notice, when delivered to the telex, telegraph, telecopier or cable company, or in the case of telex or telecopier notice sent over a telex or telecopier owned or operated by a party hereto, when sent, addressed to the party entitled to receive same to the address stated alongside its name on the signature page hereto (or to such other address number as any party hereto may hereafter specify to the other in writing); provided that communications with respect to a change of address shall be deemed to be effective when actually received.

      19. Amendment. (a) No provisions of this Guarantee Agreement shall be waived, amended or supplemented except by a written instrument executed by Guarantor and Lender.

      (b) THIS GUARANTEE AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN GUARANTOR AND LENDER WITH RESPECT TO THE MATTERS COVERED HEREBY AND THEREBY AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      (c) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      20. Miscellaneous. The provisions of this Guarantee Agreement will bind and benefit the successors and assigns of Guarantor and Lender. The term "Borrower" will mean both the named Borrower and any other person or entity at any time assuming or otherwise becoming primarily liable on all or any part of the Indebtedness. The descriptive headings used in this Guarantee Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

      21. Counterparts. This Guarantee Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

      22. WAIVER OF JURY TRIAL. EACH OF LENDER AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF LENDER, BORROWER, GUARANTOR OR ANY OTHER LOAN PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS GUARANTEE AGREEMENT AND SUCH OTHER AGREEMENTS AND DOCUMENTS AND FOR THE LENDER MAKING THE LOAN EVIDENCED OR TO BE EVIDENCED BY THE NOTE.

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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guarantee Agreement as of the date first above written.

                                              Address

FIRSTCITY FINANCIAL CORPORATION              6400 Imperial Drive (deliveries(1))
                                             Waco, Texas  76712
                                                    Attn: Legal Dept.
By_____________________________              fax:  254/751-7725
    Name:  James T. Sartain
    Title: President                         P.O. Box 8216 (mail)
                                             Waco, Texas  76714-8216
                                                    Attn: Legal Dept.
                                             fax:  254/751-7725


THE GOVERNOR AND COMPANY
            OF THE BANK OF SCOTLAND          c/o Bank of Scotland
                                             565 Fifth Avenue
                                             New York, NY 10017
By_____________________________              fax:  212/883-6610
    Name:  Jack S Dykes
    Title: Executive VicePresident


-------------------------------
      (1) including, e.g., FedEx.

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